TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)

                            MEMORANDUM OF ASSOCIATION

                                       OF

                        ASIA PROPERTIES INVESTMENTS, INC.


1.   NAME
     ----

     The name of the Company is ASIA PROPERTIES INVESTMENTS, INC.

2.   REGISTERED  OFFICE
     ------------------

     The Registered Office of the Company will be situated at Simmonds Building, Wickhams Cay 1, P.O. Box 961, Road Town, Tortola, British Virgin Islands or such other place within the British Virgin Islands as the Company may from time to time by a resolution of directors determine.







3.   REGISTERED  AGENT
     -----------------

     The Registered Agent of the Company will be COVERDALE TRUST SERVICES LIMITED or such other qualified person in the British Virgin Islands as the Company may from time to time by a resolution of directors determine.

4.   GENERAL  OBJECTS  AND  POWERS
     -----------------------------

     (1) The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in the British Virgin Islands.

     (2)  The Company may not:

          (a) carry on business with persons resident in the British Virgin Islands;

          (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph (e) of subclause (3);

          (c) carry on banking or trust business, unless it is licensed to do so under the Banks and Trust Companies Act, 1990;



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          (d)  carry  on  business  as  an  insurance  or  reinsurance  company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

          (e) carry on the business of company management, unless it is licensed under the Company Management Act, 1990; or

          (f) carry on the business of providing the registered office of the registered agent for companies incorporated in the British Virgin Islands.


     (3) For purposes of paragraph (a) of subclause (2), the Company shall not be treated as carrying on business with persons resident in the British Virgin Islands if:

          (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

          (b) it makes or maintains professional contact with solicitors, barristers, accountants, bookkeepers, trust companies, administration companies, investment advisors or other similar persons carrying on business within the British Virgin Islands;

          (c) it prepares or maintains books and records within the British Virgin Islands;

          (d) it holds, within the British Virgin Islands, meetings of its directors or members;

          (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

          (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

          (g) shares, debt obligations or other securities in the Company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

     (4) The Company shall have all such powers as are permitted by law for the time being in force in the British Virgin Islands irrespective of corporate benefit, to perform all acts and engage in all activities which are necessary or conducive to the conduct, promotion or attainment of the object of the Company.



     (5) The Company shall have all powers to settle its assets or property or any part thereof in trust, or to transfer the same to any other company or entity, whether for the protection of its assets or not and with respect to such settlement or transfer the directors may provide that the Company, its creditors, its members or any person having a direct or indirect interest in the Company may be beneficiaries, creditors, members, certificate holders, partners or holders of any other similar interest, in such other company or entity.

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     (6)  The directors  may by resolution of directors  exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

     (7) The Company may, by resolution of directors, mortgage, charge, sell, transfer, lease, exchange or otherwise encumber or dispose of any or all of the assets, undertaking and property of the Company, whether in the usual or regular course of the business of the company or not, without authorisation by a resolution of members and without having to observe or follow the procedure set out in section 80 of the Act.

     (8) PROVIDED HOWEVER that the written consent of a majority of the members of the Company will be required for the following actions:

                    1) the sale of all or substantially all of the company's assets,
                    2) a merger, share exchange or other transaction in which the company is not the surviving entity; and
                    3)   reverse splits of the company's capital stock

5.   CURRENCY
     --------

     Shares in the Company shall be issued in the currency of the United States of America.

6.   AUTHORISED  CAPITAL
     -------------------

     The authorised capital of the Company is $5,000,000.00.

7.   CLASSES,  NUMBER  AND  PAR  VALUE  OF  SHARES
     ---------------------------------------------

     The authorised capital is made up of one class of shares divided into 500,000,000 shares of $0.01 par value each.






8.   DESIGNATIONS,  POWERS,  PREFERENCES,  ETC.  OF  SHARES
     ------------------------------------------------------

     The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of directors, but the directors shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the aforesaid rights as to voting, dividends, redemption and distributions shall be identical as among the shares in each separate class.

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9.   VARIATION  OF  CLASS  RIGHTS
     ----------------------------

     If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent of the holders of a simple majority of the issued shares of that class or series and of the holders of a simple majority of the issued shares of any other class or series of shares which may be affected by such variation.

10.  RIGHTS  NOT  VARIED  BY  THE  ISSUE  OF  SHARES  PARI  PASSU
     ------------------------------------------------------------

     Rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

11.  TRANSFER  OF  SHARES
     --------------------

     Registered shares in the Company may be transferred without the prior or subsequent approval of the Company in such manner as the Directors may decide.

12.  AMENDMENT  OF  MEMORANDUM  AND  ARTICLES  OF  ASSOCIATION
     ---------------------------------------------------------

     The Company may,  with the written  consent of a majority of the members of
     the  company,   amend  its  Memorandum  of  Association   and  Articles  of
     Association by a resolution of directors.

13.  DEFINITIONS
     -----------

     The meanings of words in this Memorandum of Association are as defined in the Articles of Association annexed hereto.



We, COVERDALE TRUST SERVICES LIMITED of P.O. Box 961, Road Town, Tortola, British Virgin Islands for the purpose of incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association the 7th day of December, 1999 in the presence of:

Witness:                                 Subscriber:

----------------------------             -----------------------------------
Road  Town,  Tortola,                    COVERDALE  TRUST  SERVICES  LIMITED
British  Virgin  Islands

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